[LETTERHEAD OF ZINGER, NIR & CO.]

                         REPORT OF INDEPENDENT AUDITORS

                             TO THE SHAREHOLDERS OF

                                 ROL PROFIL LTD.

We have audited the accompanying balance sheets of Rol Profil Ltd. ("the Company") as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1997 and for the six months ended December 31, 1995. These financial statements are the responsibility of the Company's Board of Directors and managements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel, including those prescribed by the Israeli Auditors' Regulations (Auditor's Mode of performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements, either originating within the financial statements themselves, or due to any misleading statement included therein. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The aforementioned financial statements have been prepared on the basis of historical cost adjusted to reflect the changes in the general purchasing power of the Israeli currency, as required by Statements of the Institute of Certified Public Accountants in Israel. A summary of the financial statements in nominal (historical) Israeli shekels, which served as a basis for the adjusted statements, is presented in Note 18.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1997 and for the six months ended December 31, 1995, in conformity with generally accepted accounting principles in Israel and the United States. (As applicable to these financial statements, Israeli GAAP and U.S. GAAP are practically indentical in all material respects).

Furthermore, in our opinion, the aforementioned financial statements comply with the requirements of the Israeli Securities Regulations (Preparation of Annual Financial Statements), 1993.

                                                       Zinger Nir & Co.

                                              Certified Public Accountants (Isr)

                                                     /s/ Zinger Nir & Co.

Tel - Aviv
January 30, 1998